Exhibit (23)(c)



                            STOEL RIVES LLP
                            ---------------
                              ATTORNEYS

                       Port of Portland Building
                      700 NE Multnomah, Suite 950
                      Portland, Oregon 97232-4109


                                             September 28, 1998


     Northwest Natural Gas Company
     One Pacific Square
     220 NW Second Avenue
     Portland, Oregon 97209

     Attention: Mark S. Dodson, Esq., General Counsel

                We hereby authorize and consent to the reference to Stoel Rives LLP in the section captioned "Experts" contained in the Registration Statement of Northwest Natural Gas Company on Form S-3, as filed on or about the date hereof.



                                              /s/ Stoel Rives LLP

                                              Stoel Rives LLP